Exhibit 10.1
WEBMETHODS, INC.
2006 OMNIBUS STOCK INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT
     This Restricted Stock Award Agreement (this “Agreement”) is between                     (the “Employee”) and webMethods, Inc., a Delaware corporation (the “Corporation”). This Agreement governs an award made to Employee pursuant to the Corporation’s 2006 Omnibus Stock Incentive Plan (the “Plan”). The Corporation and Employee agree as follows:
     1. Grant. Effective as of                      (the “Grant Date”), the Compensation Committee of the Board of Directors of the Corporation awarded the Employee                      shares of the Corporation’s Common Stock subject to the vesting and other restrictions provided in this Agreement (the “Restricted Stock”). Except as may otherwise be required by law, no payment by the Employee is required for the Restricted Stock. Shares of Restricted Stock may not be sold, pledged, assigned, transferred, or otherwise encumbered or disposed of for any reason until vesting restrictions on such shares are removed in accordance with this Agreement. Any attempt to dispose of unvested shares of Restricted Stock or any interest in such shares in a manner contrary to the restrictions set forth in this Agreement shall be void and of no effect.
     2. Vesting Generally. The award will vest in four (4) equal annual installments of twenty-five percent (25%) of the shares covered by the award beginning on the first annual anniversary of the Grant Date and subsequently on the second, third and fourth annual anniversary of the Grant Date. Each installment shall vest and thereby all vesting restrictions shall be removed on the installment so long as the Employee has remained employed by the Corporation or a Subsidiary (as defined in the Plan) through the day on which the installment is scheduled to vest. Except as provided in Section 3 below, shares of Restricted Stock which have not vested as of such date of termination shall be forfeited and returned to the Corporation upon such termination.
     3. Vesting Following Change of Control. For purposes of this Agreement, a “Change of Control” shall be deemed to have occurred if (A) any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing fifty percent (50%) or more of the combined voting power of the Corporation’s then outstanding securities, (B) during any period of two (2) consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board of Directors of the Corporation cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period, (C) the shareholders of the Corporation approve a merger or consolidation involving the Corporation that would result in a change of ownership of a majority of the outstanding shares of capital stock of the Corporation or its successor, or (D) the shareholders of the Corporation approve a plan of liquidation or dissolution of the Corporation or the sale or disposition by the Corporation of all or substantially all the Corporation’s assets. Notwithstanding any other provision of this Agreement to the contrary, any unvested portion of the Restricted Stock shall thereupon vest if, within one (1) year after a Change of Control of the Corporation, there is (i) a termination of Employee’s employment by the Corporation or a Subsidiary or Parent other than for Cause (as defined below) or (ii) a voluntary termination by Employee of Employee’s employment with the Corporation or a Subsidiary or Parent within ninety (90) days after Good Reason (as defined below) shall first exist. For purposes of this Agreement, “Cause” shall mean (i) embezzlement, theft, fraud, or any other act of dishonesty involving the Corporation or a Subsidiary or Parent or any of their customers, suppliers or business partners, (ii) Employee’s conviction of a felony, or any other crime involving moral turpitude, or (iii) a violation of a written agreement between Employee and the Corporation or a Subsidiary or Parent, including but not limited to Sections 6, 7, 8, 9, or 10 of Employee’s stock option agreement with the Corporation, that certain Proprietary Information and Assignment of Inventions Agreement or that certain letter agreement providing for nondisclosure of “Protected Information” and assignment of inventions. For purposes of this Agreement, “Good Reason” shall mean (i) a material reduction in Employee’s base salary, (ii) a material reduction in Employee’s duties without Employee’s consent, or (iii) a relocation of Employee’s regular place of work to any location outside a thirty (30) mile radius of the location from which Employee served the Corporation or a Subsidiary or Parent thirty (30) days prior to the date of such Change of Control of the Corporation without Employee’s consent.

     4. Stock Certificates and Restrictions. Subject to the provisions of this Section 4, the full number of shares of Restricted Stock have been or shall promptly be deposited in an account for the Employee at the Corporation’s transfer agent. The Corporation reserves the right at its sole discretion to change the financial institution or agent in which the shares are deposited or the certificates for shares are held. These shares are nontransferable and are otherwise subject to the Plan and this Agreement until the vesting restrictions are removed or the shares are returned to the Corporation. The Corporation may place such legends on any certificates for Restricted Stock as it deems appropriate, including a legend (“Restrictive Legend”) in substantially the following form:
The ownership and transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the webMethods, Inc. 2006 Omnibus Stock Incentive Plan (the “Plan”) and a Restricted Stock Award Agreement (the “Agreement”) entered into between the registered owner and webMethods, Inc. Copies of such Plan and Agreement are on file in the executive offices of webMethods, Inc.
In addition, the stock certificate or certificates for the Restricted Stock shall be subject to such stop-transfer orders and other restrictions as the Corporation may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or securities association upon which the Common Stock of the Corporation is then listed, and any applicable federal or state securities law. The Employee has the right to vote the full number of shares and to receive any declared dividends or other distributions associated with the shares. On or before the issuance of the certificate or certificates representing the Restricted Stock, the Employee shall deliver to the Corporation stock powers endorsed in blank relating to the Restricted Stock, in a form provided by the Corporation. Employee hereby irrevocably appoints the Corporation and each of its officers, employees and agents as his true and lawful attorneys with power (i) to sign in Employee’s name and on Employee’s behalf stock certificates and stock powers covering the Restricted Stock and such other documents and instruments as the Corporation deems necessary or desirable to carry out the terms of this Agreement and (ii) to take such other action as the Corporation deems necessary or desirable to effectuate the terms of this Agreement. This power, being coupled with an interest, is irrevocable. As soon as administratively practicable following the applicable vesting date of the Restricted Stock, and upon the satisfaction of all other applicable conditions as to such vested percentage of Restricted Stock, including, but not limited to, the payment by the Employee of all applicable withholding taxes, the Corporation shall deliver or cause to be delivered to the Employee a certificate or certificates for the applicable shares of Restricted Stock which shall not bear the Restrictive Legend.
     5. Corporate Event. In the event of the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, a stock split, a recapitalization, a merger or a similar transaction affecting the Corporation’s outstanding securities without receipt of consideration, any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) which are distributed to the Employee with respect to shares of Restricted Stock which have not already vested shall immediately be subject to the vesting and other restrictions of this Agreement to the same extent as the shares of Restricted Stock to which such distributed property relates.
     6. Taxation. Employee acknowledges that Section 83(a) of the Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary compensation income the fair market value of shares of Restricted Stock on the date as of which Employee’s rights to retain each such share of Restricted Stock vests. Thus, shares of Restricted Stock will vest and be taxable in increments on the four annual anniversary dates of such transfer. Accelerated vesting of the Restricted Stock will also accelerate the date of taxation. Employee acknowledges that Employee may elect to be taxed on the fair market value of some or all of the Restricted Stock at the time such shares are transferred to Employee, rather than at those times when Employee’s right to retain the Restricted Stock vest, by filing an election under Section 83(b) of the Code (a “Section 83(b) Election”) with the Internal Revenue Service within 30 days from the date of the transfer of the Restricted Stock to Employee. Employee acknowledges that failure to file such an election in a timely manner results in the inability to file such election. Employee further acknowledges that an additional copy of such election form should be filed with Employee’s federal income tax return for the calendar year to which such election applies. Employee acknowledges and agrees that the foregoing is only a summary of the effects of United States federal income taxation with respect to the Restricted Stock and does not purport to be complete. Employee further acknowledges and agrees that the Corporation has directed Employee to seek independent professional advice regarding the tax consequences of receipt of the Restricted Stock under federal, state and local law. Employee acknowledges and agrees that if the Employee decides to file a Section 83(b) Election it is Employee’s sole responsibility, and not the Corporation’s or its affiliate’s, to file a timely election, even if Employee requests the Corporation, its affiliate or its representatives to make the filing on Employee’s behalf.
     7. Withholding Taxes. Employee acknowledges that upon occurrence of the taxable event with respect to the Restricted Stock, Employee will be responsible for payment of taxes due. The Corporation shall have the power and the right to deduct or withhold, or require the Employee to remit to the Corporation, an amount sufficient to satisfy federal, state, and local taxes (including the Employee’s FICA obligation), domestic or foreign, required by law to be withheld with respect to any exercise of the Employee’s rights under this Agreement as well as upon the vesting of the Restricted Stock. Unless the Employee has made alternative arrangements acceptable to the Corporation, the Employee may, in the Corporation’s sole discretion, pay applicable minimum required withholding taxes due by having the Corporation withhold shares that would otherwise be released from vesting restrictions, in which case such withheld shares shall be transferred back to the Corporation. The Corporation shall be authorized, in its sole discretion, to establish such rules and procedures relating to the use of shares of Common Stock of the Corporation to satisfy tax withholding obligations as it deems necessary or appropriate to facilitate and promote the conformity of the Employee’s transactions under the Plan and this Agreement with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, if such Rule is applicable to a transaction by the Employee.
     8. Construction of “Employee”. Wherever the word “Employee” is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Restricted Stock may be transferred by will or the laws of descent and distribution, the word “Employee” shall be deemed to include such person or persons.
     9. Entire Agreement; Amendment. This Agreement represents the full and complete understanding between Employee and the Corporation with respect to the subject matter hereof. The Corporation may waive, amend, cancel, extend, renew, accept the surrender of, modify or accelerate the vesting of or lapse of restrictions on all or any portion of the Restricted Stock hereunder without the consent of Employee. The Corporation may waive, change, or modify any portion of this Agreement from time to time without the consent of Employee, including, without limitation, as the Corporation shall deem necessary or advisable in order to comply with Section 409A of the Code; provided, however, that to the extent that any such waiver, change or modification adversely affects the rights of Employee, such waiver, change or modification of this Agreement shall, to such extent, be in writing and executed by the parties hereto.
     10. Terms and Conditions of Plan. The terms and conditions included in the Plan are incorporated by reference herein, and to the extent that any conflict may exist between any term or provision of this Agreement and any term or provision of the Plan, such term or provision of the Plan shall control.
     11. Choice of Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Delaware without regard to its conflict of law principles.
     12. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any entity with which or into which the Corporation may be merged or which may succeed to its assets or business or any entity to which the Corporation may assign its rights and obligations under this Agreement.
     13. Employment of Employee. Nothing in this Agreement shall be construed as constituting a commitment, guarantee, agreement or understanding of any kind or nature that the Corporation shall continue to employ Employee, nor shall this Agreement affect in any way the right of the Corporation to terminate the employment of Employee, at any time and for any reason. By Employee’s execution of this Agreement, Employee acknowledges and agrees that Employee’s employment is “at will.” No change of Employee’s duties as an employee of the Corporation shall result in, or be deemed to be, a modification of any of the terms of this Agreement.
     14. Invalid or Unenforceable Provisions. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any one or more of the provisions hereof shall not affect the validity and enforceability of the other provisions hereof. Employee agrees that the breach or alleged breach by the Corporation of (a) any covenant contained in another agreement (if any) between the Corporation and Employee or (b) any obligation owed to Employee by the Corporation, shall not affect the validity or enforceability of the covenants and agreements of Employee set forth herein.
     15. Notices. Any and all notices provided for herein shall be sufficient if in writing, and sent by hand delivery or by certified or registered mail (return receipt requested and first- class postage prepaid) or by reputable overnight courier service, in the case of the Corporation, to its principal office and to the attention of its General Counsel, and, in the case of Employee, to Employee’s address as shown on the Corporation’s records.
     16. Further Assurances. Employee agrees, upon demand of the Corporation, to do all acts and execute, deliver and perform all additional documents, instruments and agreements (including, without limitation, stock powers with respect to shares of common stock of the Corporation issued as a dividend or distribution on Restricted Stock) which may be reasonably required by the Corporation, to implement the provisions and purposes of this Agreement and the Plan.
     17. Headings. The headings and other captions contained in this Agreement are for convenience of reference only and shall not be used in interpreting, construing or enforcing any of the provisions of this Agreement.
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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the Grant Date.

WEBMETHODS, INC.

By:
Name:

Title:

EMPLOYEE